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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------

                         Date of Report: AUGUST 11, 2008

                          ALLERGY RESEARCH GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

          FLORIDA                     000-27227              13-3940486
(State or Other Jurisdiction      (Commission File        (I.R.S. Employer
     of Incorporation)                 Number)          Identification Number)

                              2300 NORTH LOOP ROAD
                                ALAMEDA, CA 94502
               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (800) 545-9960

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|X| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

MERGER AGREEMENT

      On August 8, 2008, Allergy Research Group, Inc., a Florida corporation ("WE" or the "COMPANY"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") with KI Nutricare, Inc., a New York corporation ("PARENT") and wholly-owned subsidiary of Kikkoman Corporation, a corporation organized under the laws of Japan, and Longhorn Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

      Pursuant to the terms of the Merger Agreement, Merger Sub has agreed to commence a tender offer (the "OFFER") to purchase up to all of the Company's outstanding shares of common stock, par value $0.001 per share (the "COMMON STOCK"), at a price of $1.33 per share in cash, without any interest thereon (the "OFFER PRICE"). The consummation of the Offer is subject to customary closing conditions, including, among other things, the expiration or termination of any waiting period (and any extension thereof) under any applicable antitakeover, affiliate transaction or merger control laws and the valid tender of shares of Common Stock representing at least 67% of the aggregate number of shares of Common Stock outstanding, calculated on a fully diluted basis, and other offer conditions set forth in Annex A to the Merger Agreement.

      Upon the successful completion of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will be merged (the "MERGER") with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent. At the effective time of the Merger (the "EFFECTIVE TIME"), each outstanding share of Common Stock, other than shares of Common Stock owned by Parent, Merger Sub, the Company or their subsidiaries immediately prior to the Effective Time, will be converted into the right to receive the Offer Price, in accordance with the terms of the Merger Agreement. In addition, effective upon the consummation of the Merger, Parent will be entitled to designate a number of the directors serving on the Company's board of directors that is proportional to the percentage of the outstanding shares of Common Stock tendered to Merger Sub pursuant to the Offer or otherwise acquired in the Merger.

      The closing of the Merger is subject to, among other conditions, the adoption of the Merger Agreement by holders of a majority of the outstanding shares of Common Stock, if required by applicable law. However, the Merger Agreement also provides that, subject to certain conditions and limitations, Merger Sub will have an irrevocable option (the "TOP-UP OPTION"), exercisable after the completion of the Offer, to acquire a number of shares Common Stock that, when added to the number of shares of Common Stock owned, Merger Sub immediately prior to the exercise of the Top-Up Option, constitutes one share more than 80% of the number of shares of Common Stock that will be outstanding after giving effect to such exercise. The per share price of the Top-Up Option is equal to the Offer Price. In the event the Top-Up Option is exercised, Merger Sub will pay an amount equal to the par value of the shares purchased in cash and delivering Parent's one-year unsecured, non-negotiable, non-transferable promissory note in the principal amount of the balance of the purchase price, which note will bear interest at the rate of 3% per annum and may be prepaid in whole or in part without premium or penalty. The Top-Up Option is intended to expedite the timing of the completion of the Merger by permitting the Merger to occur without a meeting of the Company's stockholders pursuant to the "short-form merger" provisions of the Florida Business Corporations Act ("FBCA").

      The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. The Company's covenants include, among other things, covenants regarding the operation of the business prior to the closing and covenants prohibiting the Company from soliciting or initiating discussions with third parties regarding other proposals to acquire the Company and imposing certain restrictions on its ability to respond to any such proposal.

      The Merger Agreement contains certain termination rights for each of the Company, Parent and Merger Sub. In addition, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee in an amount equal to $250,000 plus Parent's costs and expenses associated with the Offer in an amount not to exceed $750,000 (the "TERMINATION FEE"). The Termination Fee will represent liquidated damages to the Parent and Merger Sub in the event its payment is required.

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      Concurrently with the execution of the Merger Agreement, Dr. Stephen A.
Levine and Susan Levine, who hold approximately 67% of the outstanding shares of Common Stock, entered into a tender and support agreement with Parent pursuant to which they have agreed to tender their shares in connection with the Offer and to vote in favor of the Merger. In addition, as described below, certain officers of the Company - our Chief Executive Officer and Chief Financial Officer, Stephen A. Levine, our President, Manfred (Fred) Salomon, and our Secretary and Vice President, Susan Levine - entered into employment and/or separation and consulting agreements with the Company that will become effective upon the closing of the Merger. As described below, Dr. Levine and Mrs. Levine also entered into certain non-competition agreements with the Parent in connection with the Merger.

      The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

      The Merger Agreement has been attached hereto pursuant to applicable rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") in order to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain confidential disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company or any other party. Likewise, some of those representations, warranties, and covenants may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for allocating risk among the parties rather than establishing matters as facts. Finally, information concerning the subject matter of these representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company's public disclosures.

      Investors and security holders are cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

EMPLOYMENT AGREEMENT OF FRED SALOMON

      Mr. Salomon entered into an employment agreement with the Company for an initial two-year period, which will become effective upon the closing of the Merger, at which time he will be appointed Chief Operating Officer of the Company. The employment agreement will be of no force or effect if the Merger Agreement is terminated. Pursuant to the employment agreement, Mr. Salomon will receive an annual base salary of $220,000 plus a guaranteed bonus for 2008 of $30,000 and incentive bonuses in the discretion of the board for subsequent years. The employment agreement may be renewed by the mutual agreement of the Company and Mr. Salomon.

      The employment agreement also provides for payment of severance compensation to Mr. Salomon in the event he is terminated during the term of the employment agreement without cause (as defined in the agreement) or elects to terminate his employment for "good reason" (as defined in the agreement). In those circumstances, Mr. Salomon would be entitled to severance pay equal to continued payment of his base salary through the remainder of the two-year term of his agreement or any renewal period. Mr. Salomon's right to severance benefits in subject to his executing a release of claims in favor of the Company upon the termination of his employment and compliance with certain noncompetition and nonsolicitation covenants set forth in the agreement

      The employment agreement contains certain nondisclosure requirements and restrictive covenants, which, among other things, would prohibit Mr. Salomon from soliciting customers and employees or consultants of the Company during the two-year period of his agreement and which prohibit Mr. Salomon from competing with the Company following termination for any period for which severance compensation has been paid to him.

      The foregoing summary of the employment agreement between the Company and Mr. Salomon does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as
Exhibit 10.1 and incorporated herein by reference.

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SEPARATION, CONSULTING AND NON-COMPETITION AGREEMENTS WITH STEPHEN LEVINE

      As disclosed above, Dr. Stephen Levine entered into an employment separation and general release agreement with the Company whereby he will resign as an officer or director of the Company upon consummation of the Merger and will release any claims he may have against the Company. In connection with the separation agreement and release, Dr. Levine will waive any right to indemnification, advancement of legal fees and expenses, reimbursement or any other form of recovery from the Company and its current and future affiliates, and will agree to indemnify the Company for and against, any judgment or award is rendered against him or it in pending litigation entitled BRONSON V. ALLERGY RESEARCH GROUP, INC. in Palm Beach County, Florida, except to the extent that such judgment or award is covered by directors and officers liability insurance purchased by and maintained by the Company for the periods to which the litigation relates and a portion of the related expenses.

      In conjunction with the separation agreement, Dr. Levine also executed a consulting agreement with the Company for an initial two-year period, which will become effective upon the closing of the Merger. Each of these agreements will be of no force or effect if the Merger Agreement is terminated. In connection with that consulting agreement, Dr. Levine will receive an annual consulting fee of $250,000 payable in installments in accordance with the Company's regular payroll. The consulting agreement may be renewed by the mutual agreement of the Company and Dr. Levine.

      In the event Dr. Levine's consulting engagement is terminated by the Company without cause (as defined in the agreement), he would be entitled to receive his consulting fee through the remainder of the two-year term of the agreement.

      The consulting agreement contains certain restrictive covenants, which, among other things, would prohibit Dr. Levine from competing with the Company or soliciting customers and employees or consultants of the Company during the term of the consulting agreement and for a period of eighteen months following termination of the agreement.

      The consulting agreement also provides the Company with certain publication rights to a book authored by Dr. Levine and Dr. Parris M. Kidd, Ph.D., as well as certain rights of refusal on technologies developed by Dr. Levine in the future.

      The foregoing summary of the employment separation and release agreement and accompanying consulting agreement between the Company and Dr. Levine does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

      As disclosed above under the heading "Merger Agreement," Dr. Levine also entered into a five-year noncompetition agreement with the Parent which will become effective upon the closing of the Merger and which will prohibit Dr. Levine from engaging in conduct which is competitive with the Parent or any of its affiliates, including the Company, or from soliciting employees or customers of the Company or any of its affiliates, for a period of five years from the close of the Merger.

      This summary of the terms and conditions of the non-competition agreement will be described in greater detail in the Schedule 14D-9 that the Company intends to file with SEC in connection with the transactions contemplated by the Merger Agreement.



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SEPARATION, CONSULTING AND NON-COMPETITION AGREEMENTS WITH SUSAN LEVINE

      As disclosed above, Susan Levine entered into an employment separation and general release agreement with the Company whereby she will resign as an officer or director of the Company upon consummation of the Merger and will release any claims she may have against the Company. In connection with the separation agreement and release, Mrs. Levine waives any right to indemnification, advancement of legal fees and expenses, reimbursement or any other form of recovery from the Company and its current and future affiliates, and will agree to indemnify the Company for and against, any judgment or award is rendered against her or it in pending litigation entitled BRONSON V. ALLERGY RESEARCH GROUP, INC. in Palm Beach County, Florida, except to the extent that such judgment or award is covered by directors and officers liability insurance purchased by and maintained by the Company for the periods to which the litigation relates.

      In conjunction with the separation agreement, Mrs. Levine also executed a consulting agreement with the Company for an initial two-year period, which will become effective upon the closing of the Merger. Each of these agreements will be of no force or effect if the Merger Agreement is terminated. In connection with that consulting agreement, Mrs. Levine will receive an annual consulting fee of $100,000 payable in installments in accordance with the Company's regular payroll. The consulting agreement may be renewed by the mutual agreement of the Company and Mrs. Levine.

      In the event Mrs. Levine's consulting engagement is terminated by the Company without cause (as defined in the agreement), she would be entitled to receive her consulting fee through the remainder of the two-year term of the agreement.

      The consulting agreement contains certain restrictive covenants, which, among other things, would prohibit Mrs. Levine from competing with the Company or soliciting customers and employees or consultants of the Company during the term of the consulting agreement and for a period of eighteen months following termination of the agreement.

      The foregoing summary of the employment separation and release agreement and accompanying consulting agreement between the Company and Susan Levine does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

      As disclosed above under the heading "Merger Agreement," Mrs. Levine also entered into a five-year noncompetition agreement with the Parent which will become effective upon the closing of the Merger and which will prohibit Mrs. Levine from engaging in conduct which is competitive with the Parent or any of its affiliates, including the Company, or from soliciting employees or customers of the Company or any of its affiliates, for a period of five years from the close of the Merger.

      This summary of the terms and conditions of the non-competition agreement will be described in greater detail in the Schedule 14D-9 that the Company intends to file with SEC in connection with the transactions contemplated by the Merger Agreement.

LEASE AMENDMENT

      In connection with the execution of the Merger Agreement, the Company executed an amendment to the Company's current lease with Ariben Corporation, a corporation wholly-owned by Dr. Levine and Susan Levine, to allow the Company to sublet, without the landlord's consent, all or part of the Company's facilities located at 2300 North Loop Road, Alameda, California 94502. The foregoing summary of the lease amendment between the Company and Ariben Corporation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such document, which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

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IMPORTANT ADDITIONAL INFORMATION FOR INVESTORS AND SECURITY HOLDERS

      In connection with the transactions contemplated by the Merger Agreement, the Company intends to file a Schedule 14D-9 with the SEC. Investors and security holders are urged to read the Schedule 14D-9 carefully when it becomes available because it will contain important information about the Company, Parent and the transactions contemplated by the Merger Agreement. The Schedule 14D-9 and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC's website located at http://www.sec.gov. In addition, investors and security holders may obtain a free copy of the Schedule 14D-9 and the other relevant materials filed by the Company with the SEC by directing a written request to the Company at Attention: Corporate Secretary, 2300 North Loop Road, Alameda, CA 94502. The Company's security holders are particularly urged to read the
Schedule 14D-9 and the other relevant materials when they become available before making any decisions with respect to the transactions contemplated by the Merger Agreement.

      Information about the executive officers and directors of the Company and their ownership of Common Stock is set forth in the proxy statement for the Company's 2007 Annual Meeting of Stockholders, which was filed with the SEC on November 8, 2007. Certain directors and executive officers of the Company may have direct or indirect interests in the transactions contemplated by the Merger Agreement due to, among other things, securities holdings. Additional information regarding the Company and Parent and the interests of their respective executive officers and directors in the transaction will be contained in the Schedule 14D-9 that will be filed by the Company with the SEC.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS

      As described in Item 1.01 under the headings "Separation, Consulting and Non-Competition Agreements of Susan Levine" and "Separation, Consulting and Non-Competition Agreements of Susan Levine," Dr. Stephen Levine will resign as the Company's Chief Executive Officer, Chief Financial Officer and Director, and Susan Levine will resign as the Company's Vice-President, Corporate Secretary and Director, at the Effective Time (as defined in Item 1.01 under the heading "Merger Agreement." Concurrent with the execution of the Merger Agreement, each of Dr. Levine and Mrs. Levine executed the respective employment separation and general release agreements, including consulting agreements attached thereto, as described in Item 1.01, which will become effective at the Effective Time. None of these agreements will have any force or effect if the Merger Agreement is terminated and, in such event, neither Dr. Levine nor Mrs. Levine will tender their respective resignations.

      Other than compensation to be paid to Dr. Levine and Mrs. Levine pursuant to their respective consulting agreements, no compensation was paid to them in exchange for their respective resignations or their execution of their respective separation agreements and releases.

      The foregoing summary of the employment separation and release agreements and accompanying consulting agreements between the Company and Dr. Levine and Mrs. Levine does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such documents, which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by this reference.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(D)  EXHIBITS.

     2.1 Agreement and Plan of Merger, dated as of August 8, 2008, by and among the Company, KI Nutricare, Inc. and Longhorn Acquisition Corp.

     10.1 Employment Agreement, dated August 8, 2008, between the Company and Fred Salomon

     10.2 Employment Separation and General Release Agreement dated August 8, 2008, between the Company and Dr. Stephen A. Levine

     10.3 Employment Separation and General Release Agreement dated August 8, 2008, between the Company and Susan Levine

     10.4 First Amendment to Lease between Allergy Research Group, Inc. and Ariben Corporation dated August 8, 2008

      Statements contained in this Current Report on Form 8-K that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Offer, the Merger and the other transactions contemplated by the Merger Agreement. All such statements are based upon information available to us as of the date of this Current Report on Form 8-K, and we disclaim any intention or obligation to update any such statements. Actual results could differ materially from current expectations, based upon various factors, including conditions to the completion of the transactions contemplated by the Merger Agreement, the rights of Parent to terminate the Offer or the Merger, the risk of any material adverse change in the Company's business prior to the completion of the transactions contemplated by the Merger Agreement, and the right of the Company's stockholders to accept or reject the transactions contemplated by the Merger Agreement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of August 11, 2008.

                                             ALLERGY RESEARCH GROUP, INC.


                                             By: /s/ Stephen Levine
                                                --------------------------------
                                                 Stephen Levine
                                                 Chief Executive Officer and
                                                 Chief Financial Officer



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